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                                                                      EXHIBIT 10

                                                              New York, New York
                                                                 August 22, 1997

                                 PROMISSORY NOTE

$15,000,000

              FOR VALUE RECEIVED, MICHAEL ANTHONY JEWELERS, INC. (the "Debtor"), HEREBY PROMISES TO PAY to the order of THE CHASE MANHATTAN BANK, formerly known as Chemical Bank (the "BANK"), at its offices located at 10 111 West 40th Street, New York, New York, or at such other place as the Bank or any holder hereof may from time to time designate, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), or such lesser amounts as may constitute the outstanding balance hereof, in lawful money of the United States, on the Maturity Date (as hereinafter defined) set forth on the Grid Schedule attached hereto (or earlier as hereinafter referred to), and to pay interest in like money at such office or place from the date hereof on the unpaid principal balance of each Loan (as hereinafter defined) made hereunder at a rate equal to the Applicable Interest Rate (as hereinafter defined) for such Loan, which shall be payable on the last day of the Interest Period relating to such Loan and, if such Interest Period is greater than three (3) months, at three (3) month intervals after such Loan is made, until such Loan shall be due and payable (whether at maturity, by acceleration or otherwise) and thereafter, on demand. Interest after maturity shall be payable at a rate of two percent (2%) per annum above the Bank's Prime Rate which rate shall be computed for actual number of days elapsed on the basis of a 360-day year and shall be adjusted as of the date of each such change, but in no event higher than the maximum permitted under applicable law. "PRIME RATE" shall mean the rate of interest as is publicly announced at the Bank's principal office from time to time as its Prime Rate.

              INTEREST/GRID SCHEDULE

              The Bank is authorized to enter on the Grid Schedule attached hereto (i) the amount of each Loan made from time to time hereunder, (ii) the date on which each Loan is made, (iii) the date on which each Loan shall be due and payable to the Bank which in no event shall be later than July 31, 1998 (the "MATURITY DATE"), (iv) the interest rate agreed between the Debtor and the Bank as the interest rate to be paid to the Bank on each Loan (each such rate, the "APPLICABLE INTEREST RATE"), which rate, at the Debtor's option in accordance herewith, shall be at (a) the Prime Rate (the "PRIME RATE LOAN(S)"), (b) a fixed rate of interest determined by and available at the Bank in its sole discretion (the "FIXED RATE") for the applicable Interest Period (the "FIXED RATE LOAN(S)") or (c) the Adjusted Eurodollar Rate (as hereafter defined) plus 2.5% (the "EURODOLLAR LOAN"), (v) the amount of each payment made hereunder, and (vi) the outstanding principal balance of the Loans hereunder from time to time, all of which entries, in the absence of manifest error, shall be rebuttably presumed correct and binding on the Debtor; PROVIDED, HOWEVER, that the failure of the Bank to make any such entries shall not relieve the Debtor from its obligation to pay any amount due hereunder.




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              PREPAYMENT

              The Debtor shall not have the right to prepay any Loan, other than Loans based on the Prime Rate, prior to the Maturity Date of such Loan. Except with respect to Prime Rate Loans, in the event the Debtor does prepay a Loan prior to the Maturity Date, the Debtor shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment.

              DISCRETIONARY LOANS BY THE BANK

              The Bank may lend, in its sole discretion in each instance, such amounts (each a "LOAN" and collectively the "LOANS") as may be requested by the Debtor hereunder, which Loans shall in no event exceed $15,000,000 in aggregate principal amount outstanding at any time. Any Eurodollar Loan shall be in a minimum principal amount of $500,000 and in increments of $100,000. Each such request for a Loan shall be made by any officer of the Debtor or any person designated in writing by any such officer, all of which are hereby designated and authorized by the Debtor to request Loans and agree to the terms thereof (including without limitation the Applicable Interest Rate and Maturity Date with respect thereto. The Debtor shall give the Bank notice at least three (3) Business Days prior to the date hereof and the end of each Interest Period (as hereafter defined) specifying whether the Loan shall bear interest at the Prime Rate, the Fixed Rate or the Eurodollar Rate and the Interest Period applicable thereto. In the event the Debtor shall fail to provide such notice, the Loan shall be deemed to bear interest at the applicable Prime Rate and shall have an Interest Period of one month. The principal amount of each Loan shall be prepaid on the earlier to occur of the Maturity Date applicable thereto, or the date upon which the entire unpaid balance hereof shall otherwise become due and payable.

              INCREASED COST

              If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of loans made by or deposits with the Bank or shall impose on the Bank or the Eurodollar market any other conditions affecting Fixed Rate Loans or Eurodollar Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) the Bank of making or maintaining any Fixed Rate Loans or Eurodollar Loans or to reduce the amount of any sum receivable by the Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the Debtor shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction; provided, that the Debtor shall not be obligated to compensate the Bank for any increased cost resulting from the application of Regulation D as required by the definition of Adjusted Eurodollar Rate. Any such obligation by the Debtor to the Bank shall not be due and owing until the Bank has delivered written notice to the Debtor. Failure by the Bank to provide such notice shall not be deemed a waiver of any of its rights hereunder. A certificate of the Bank


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claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

              INDEMNITY

              The Debtor shall indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any Event of Default or any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third partiesacquired to effect or maintain any Fixed Rate Loan or Eurodollar Loan or any part thereof which the Bank may sustain or incur as a consequence of any default in payment of the principal amount of the Loan or any part thereof or interest accrued thereon. The Bank shall provide to the Debtor a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

               CHANGE IN LEGALITY

              (a) Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Debtor by the Bank, the Bank may require that all outstanding Eurodollar Loans made hereunder be converted to Prime Loans, whereupon all such Eurodollar Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in paragraph (b) below.

              (b) For purposes of this Section, a notice to the Debtor by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Debtor.

              EVENTS OF DEFAULT

              If the Debtor shall default in the punctual payment of any sum payable with respect to, or in the observance or performance of any of the terms and conditions of this note, or any other agreement with or in favor of the Bank, or if a default or event of default that is accelerated shall occur for any reason under any such agreement, or in the event of default in any other indebtedness of the Debtor in excess of $100,000, or if the Bank shall, in its sole discretion, consider any of the obligations of the Debtor hereunder insecure, or if any warranty, representation or statement of fact made in writing to the Bank at any time by an officer, agent or employee of the Debtor is false or misleading in any material respect when made, or if the Debtor refuses upon the request of the Bank to furnish any information or to permit inspection of any of its books or records within a reasonable amount of time, or if the Debtor shall be dissolved or shall fail to maintain its existence in good standing, or if the usual business of the Debtor shall be


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suspended or terminated, of if any levy, execution, seizure, attachment or garnishment shall be issued, made or filed on or against any material portion of the property of the Debtor, or if the Debtor shall become insolvent (however defined or evidenced), make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer, or if a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereafter in affect (whether at law or in equity) is filed or commenced by or against the Debtor or any material portion of its property which, if such petition or proceeding for relief is involuntarily commenced, shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, of if any trustee or receiver is appointed for the Debtor or any such property, then and in any such event, in addition to all rights and remedies of the Bank under applicable law and otherwise, all such rights and remedies cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Bank may, at its option, declare any and all of the amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid balance hereof shall be accelerated and the same, together with all interest accrued hereon, shall forthwith become due and payable.

       DEFINITIONS

       A.     ADJUSTED EURODOLLAR RATE

              "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/8 of 1%) equal to the product of (i) the Eurodollar Rate in effect for such Interest period and (ii) Statutory Reserves.

              "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/8 of 1% at which dollar deposits approximately equal in principal amount to the Bank's Eurodollar Loan and for the maturity equal to the applicable Interest Period are offered by the Bank in immediately available funds in an Interbank Market for Eurodollars at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

       B.     BUSINESS DAY

              A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which is a day on which transactions in dollar deposits are being carried out in London, England for Eurodollar Loans and New York City for Fixed Rate Loans and Prime Loans.





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       C.     INTEREST PERIOD

              (i) For Eurodollar Loans, "Interest Period" shall mean the period commencing on the date of such Loan and ending 1,2,3 or 6 months (as selected by the Debtor and recorded on the grid attached hereto) after the date of such Loan, however, the Interest Period shall not extend past the Maturity Date. (i)

              (ii) For Fixed Rate Loans, "Interest Period" shall mean the period requested by the Debtor and agreed to by the Bank, as available, however, the Interest Period shall not extend past the Maturity Date.

              (iii) For Prime Loans, "Interest Period" shall mean the period agreed to by the parties hereto, however, the Interest Period shall not extend past the Maturity Date.

              If any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

       D.     STATUTORY RESERVES

              "Statutory Reserves" shall mean a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, (a) with respect to the Adjusted Certificate of Deposit Rate, for new negotiable time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and (b) with respect to the Adjusted Eurodollar Rate, for Eurocurrency Liabilities as defined in Regulation D. Eurodollar Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which amy be available from time to time to the Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

       MISCELLANEOUS

       The Debtor hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

       This Note may not be changed, modified or terminate orally, but only by an agreement in writing signed by the party to be changed and consented to in writing by the party hereof.




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       In the event the Bank or any holder hereof shall refer this Note to an attorney for collection, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

       In the event of any litigation with respect to this Note, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and rights to interpose counter-claims and cross-claims. The Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Note. The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of the Debtor. The Debtor hereby authorizes the Bank to complete this Note in any particulars according to the terms of the loan evidenced hereby. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contract made and to be performed in such State, and shall be binding upon the successors and assigns of the Debtor and inure to the benefit of the Bank, its successors, endorsees and assigns.

       If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                           MICHAEL ANTHONY JEWELERS, INC.

                                           By:   \s\ Michael A. Paolercio
                                              --------------------------------
                                                     Title: Treasurer





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



                                  GRID SCHEDULE

                                                   AMOUNT
                                                     OF
                 TYPE OF            AMOUNT        PRINCIPAL       INTEREST        INTEREST
    DATE          LOAN             OF LOAN         REPAID           RATE           PERIOD
    ----          ----             -------         ------           ----           ------







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